Exhibit 99.2

Supplemental Financial Data Fourth Quarter 2019

DISCLAIMER 2 This presentation contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Ready Capital Corporation (the "Company") cangiveno assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include those set forth in the Risk Factors section of the most recent Annual Report on Form 10-K filed with the SEC and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. This presentation includes certain non-GAAP financial measures, including Core Earnings. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures in accordance with GAAP. Please refer to Appendix A for the most recent GAAP information. This presentation also contains market statistics and industry data which are subject to uncertainty and are not necessarily reflective of market conditions. These have been derived from third party sources and have not been independently verified by the Company or its affiliates. All material presented is compiled from sources believed to be reliable and current, but accuracy cannot be guaranteed. All data is as of December 31, 2019 unless otherwise noted.

FOURTH QUARTER 2019 HIGHLIGHTS 3 .. Net income of $20.9 million(1), or $0.43 per common share .. Core earnings of $21.0 million(1), or $0.43 per common share .. Declared dividend of $0.40 per share EARNINGS / DIVIDENDS .. Return on Equity(2) of 10.9% .. Core Return on Equity(3) of 10.9% .. Dividend Yield(4) of 10.4% RETURNS .. Total SBC loan investment of $749.6 million .. SBC loan originations of $525.7 million and $153.7 million of loan acquisitions .. SBA loan originations of $70.2 million .. Residential mortgage loan originations of $586.3 million LOAN ORIGINATIONS(5) / ACQUISITIONS .. Adjusted net book value(6) of $16.12 per common share .. Loans increased by 9% to $3.6 billion(7) BALANCE SHEET (1) Inclusive of non-controlling interest (2) Return on Equity is an annualized percentage equal to quarterly net income over the average monthly total stockholders’ equity for the period (3) Core Return on Equity is an annualized percentage equal to core earnings over the average monthly total stockholders’ equity for the period. Refer to the “Core Earnings Reconciliation” slide for a reconciliation of GAAP Net Income to Core Earnings (4) Q4 Dividend yield for the period based on the 12/31/2019 closing share price of $15.42 (5) Represents fully committed amounts (6) Excludes the equity component of our 2017 convertible note issuance (7) Represents carrying value of portfolio loans, excludes guaranteed loan financing

2019 HIGHLIGHTS 4 .. Net income of $75.1 million(1), or $1.72 per common share .. Core earnings of $67.3 million(1), or $1.54 per common share .. Declared dividend of $1.60 per share EARNINGS / DIVIDENDS .. Return on Equity(2) of 10.5% .. Core Return on Equity(3) of 9.4% .. Dividend Yield(4) of 10.9% RETURNS .. SBC loan originations of $1.7 billion .. SBA loan originations of $216.3 million .. Residential mortgage loan originations of $2.1 billion .. Acquired $722.5 million of SBC loans LOAN ORIGINATIONS(5) / ACQUISITIONS .. Completed five separate firm-sponsored securitizations of originated fixed-rate SBC loans, originated transitional loans, acquired SBC loans, and originated SBA loans totaling approximately $1.5 billion of bonds issued .. Loans increased by 63% to $3.6 billion(6) BALANCE SHEET (1) Inclusive of non-controlling interest (2) Return on Equity is an annualized percentage equal to quarterly net income over the average monthly total stockholders’ equity for the period (3) Core Return on Equity is an annualized percentage equal to core earnings over the average monthly total stockholders’ equity for the period. Refer to the “Core Earnings Reconciliation” slide for a reconciliation of GAAP Net Income to Core Earnings (4) Q4 Dividend yield for the period based on the average 2019 share price of $14.63. (5) Represents fully committed amounts (6) Represents carrying value of portfolio loans, excludes guaranteed loan financing

Return on Equity

Segment	Levered Yield [1]	Core Levered Yield [1]	Equity Allocation
Loan Acquisitions	12.6 %	12.6 %	26.3 %
SBC Originations	12.0 %	12.0 %	58.8 %
SBA Originations, Acquisitions, & Servicing	50.6 %	50.6 %	8.2 %
Residential Mortgage Banking [3]	23.9 %	8.8 %	6.7 %

	GAAP ROE [2]			Core ROE [2]		
	Q4'19	Q3'19	FY 2019	Q4'19	Q3'19	FY 2019
	16.1 %	13.8 %	13.7 %	15.1 %	17.0 %	15.8 %
Corporate leverage, net of non-earnings assets	0.2	(0.1)	(0.3)	(0.1)	0.7	0.2
Gross return on equity	**16.3 %**	**13.7 %**	**13.4 %**	**15.0 %**	**17.7 %**	**16.0 %**
Realized & unrealized gains, net	2.9	1.8	2.6	3.0	1.9	2.6
Other income and expenses, net	(7.8)	(8.7)	(8.5)	(7.7)	(8.7)	(8.5)
Non-recurring gains and expenses	(0.8)	-	3.1	-	-	-
Investment advisory fees	(1.4)	(1.3)	(1.4)	(1.4)	(1.3)	(1.4)
Provision for income taxes	1.7	1.2	1.3	2.0	0.2	0.7
Return on equity	**10.9 %**	**6.7 %**	**10.5 %**	**10.9 %**	**9.8 %**	**9.4 %**

1) Levered yield includes interest income, accretion of discount, MSR creation, income from unconsolidated joint ventures, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis.
2) GAAP ROE is based on GAAP Net Income, while Core ROE is based on Core Earnings, which adjusts GAAP Net Income for certain items detailed on the "Core Earnings Reconciliation" slide.
3) ROE based on net income before tax of the Residential Mortgage Banking business line divided by the business line's average monthly equity.

READY CAPITAL.

5

SBC INVESTMENT BY PRODUCT TYPE(1) 6 (1) Origination volumes are based on fully committed amounts $65.4 $44.1 $53.7 $48.2 $70.2 $95.7 $86.3 $177.5 $165.6 $116.0 $70.3 $62.9 $73.0 $146.2 $104.7 $166.9 $142.8 $169.1 $153.5 $305.0 $8.8 $128.7 $362.2 $77.9 $153.7 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Investment (UPB in $) SBA Conventional Freddie Mac Transitional Acquired

Q4 2019 QUARTERLY SBC LOAN INVESTMENT ALLOCATION

- Total funded investments of $650.9 million added during the quarter.
  - Funded $497.2 million[1] of SBC and SBA loan originations.
  - Acquired $143.0 million of SBC loans and $10.7 million of joint venture investments

(in millions, except loan count information)	Gross Investments[2]	# of Investments	Avg Balance[2]	Gross Yield[4]	Weighted Avg Maturity[3]	FX / ARM	Avg Advance Rate[5]
Loan Originations							
Held-for-investment							
SBC	$ 121.2	38	$ 3.1	4.8%	8 years	100% / 0%	76%
Transitional	231.6	56	3.3	5.4%	3 years	0% / 100%	73%
SBA[7]	17.6	88	0.1	7.1%	19 years	0% / 100%	74%
Held-for-sale							
SBA[7]	$ 52.7	88	$ 0.3	7.1%	19 years	0% / 100%	74%
Freddie Mac	74.1	28	2.6	4.1%	13 years	61% / 39%	100%
Total Loan Originations	**$ 497.2**	**298**	**$ 1.7**	**5.3%**	**8 years**	**33% / 67%**	**78%**
Loan Acquisitions							
SBC	$ 143.0	33	$ 4.3	5.2%	3 years	49% / 51%	67%
Total Loan Acquisitions	**$ 143.0**	**33**	**$ 4.3**	**5.2%**	**3 years**	**49% / 51%**	**67%**
Total Joint Venture Investments	**$ 10.7**	**3**					
Total SBC Investment	**$ 650.9**	**334**	**$ 1.9**	**5.3%**	**7 years**	**37% / 63%**	**74%**

(1) Represents actual disbursements during the quarter.
(2) $ in millions
(3) Based on fully funded loan amount
(4) Gross yield equals contractual interest rates and accretion of discount based on the Company's estimates of loan performance, where applicable
(5) Weighted average advance rate of all assets of this loan type currently financed on the Company's facilities
(6) Weighted average debt cost of all assets of this loan type currently financed on the Company's facilities
(7) SBA loan counts include the guaranteed and unguaranteed loan portion.

READY CAPITAL.

7

SBC ORIGINATIONS -S EGMENT SNAPSHOT 8 1) Represents fully committed amounts. 2) As of February 28, 2020 including 2020 fundings. 3) $ in millions, as of quarter end. 4) Represents fixed rate loans that have been securitized. 5) Includes interest income, accretion of discount, and servicing income net of interest expense and amortization of deferred financing costs. 6) Includes realized and unrealized gains (losses) on loans held for sale and MSR creation. • Originations of $525.7 million(1) • Current quarter funded and money up pipeline of $820.7 million(2) : 8.9% 9.3% 9.6% 9.4% 10.1% 1.8% 1.9% 1.7% 2.8% 1.9% 0.0% 5.0% 10.0% 15.0% 20.0% Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Gross Levered Yield (ex. Gains) Gains on Loans, held for sale GROSS LEVERED YIELD CURRENT QUARTER HIGHLIGHTS (5) (6) Fixed Rate $ 37.2 $ 112.7 $ 149.9 Transitional 222.8 170.9 393.7 Freddie Mac 67.6 209.5 277.1 Total $ 327.6 $ 493.1 $ 820.7 Product 2020 fundings Money up pipeline Total Portfolio Metrics (Balance Sheet) Number of loans 421 429 485 501 537 Unpaid Principal Balance (3) $ 1,479 $ 1,582 $ 1,829 $ 2,064 $ 2,298 Carrying Value (3) $ 1,488 $ 1,589 $ 1,835 $ 2,070 $ 2,300 Weighted Average LTV 63% 63% 63% 65% 61% Weighted Average Coupon 6.3% 6.2% 6.1% 5.8% 6.2% Weighted Average Maturity 5 years 5 years 5 years 5 years 5 years Weighted Average Principal Balance (3) $ 3.5 $ 3.7 $ 3.7 $ 4.1 $ 4.3 Percentage of loans fixed / floating 55% / 45% 53% / 47% 55% / 45% 55% / 45% 53% / 47% Percentage of fixed, match funded (4) 54.2% 87.3% 69.4% 68.3% 84.9% Percentage of loans 30+ days delinquent 2.3% 2.7% 2.7% 1.4% 1.9% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019

SBA ORIGINATIONS, ACQUISITIONS, & SERVICING-S EGMENT SNAPSHOT 9 1) Represents fully committed amounts. 2) $ in millions, as of quarter end. 3) Includes interest income, accretion of discount, and servicing income net of interest expense and amortization of deferred financing costs. 4) Includes realized and unrealized gains (losses) on loans held for sale and MSR creation. 5) Reflects an increase in balances as a result of the 2019 securitization and effects of the guaranteed loan financing gross up. • $52.9 million of SBA secondary market loans sales, with an average sale premium of 9.8% • Originations of $70.2 million(1) • Origination pipeline of $177.7 million SBA loans, including $38.6 million of 2020 fundings • Completed $131.0 million securitization of SBA loans 17.1% 15.0% 22.1% 22.2% 27.6% 13.9% 11.1% 17.8% 16.7% 23.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Gross Levered Yield (ex. Gains) Gains on Loans, held for sale CURRENT QUARTER HIGHLIGHTS GROSS LEVERED YIELD (3) (4) Portfolio Metrics (Balance Sheet) Number of loans 1,931 1,876 1,902 1,875 1,880 Unpaid Principal Balance (2) $467 $ 262 $ 270 $ 278 $ 804 Carrying Value (2) $424 $ 221 $ 230 $ 240 $ 770 Weighted Average LTV 79% 82% 87% 88% 83% Weighted Average Coupon 7.0% 7.4% 7.4% 7.4% 6.9% Weighted Average Maturity 14 years 15 years 16 years 16 years 15 years Weighted Average Principal Balance (2) $0.2 $ 0.1 $ 0.1 $ 0.1 $ 0.4 Percentage of loans fixed / floating 1% / 99% 1% / 99% 1% / 99% 1% / 99% 3% / 97% Percentage of loans 30+ days delinquent 7.0% 9.1% 6.5% 6.0% 3.1% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019(5)

LOAN ACQUISITIONS-S EGMENT SNAPSHOT 10 1) Excludes joint venture investments. 2) $ in millions, as of quarter end. 3) Represents fixed rate loans that have been securitized. • Acquired $153.7 million of SBC loans, including $10.7 million of joint venture investments • Acquisition pipeline of $116.1 million SBC loans, including 2020 acquisitions of $39.3 million 12.2% 13.8% 11.3% 12.5% 12.1% 7.0% 8.4% 3.2% 1.6% 0.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Income on joint venture investments Gross Levered Yield (ex. Gains) CURRENT QUARTER HIGHLIGHTS GROSS LEVERED YIELD Portfolio Metrics(1) (Balance Sheet) Number of loans 896 1,018 2,385 2,363 2,231 Unpaid Principal Balance (2) $573 $ 798 $ 1,075 $ 1,068 $ 1,048 Carrying Value (2) $548 $ 770 $ 1,055 $ 1,056 $ 1,039 Weighted Average LTV 44% 53% 46% 42% 43% Weighted Average Coupon 6.6% 6.7% 6.3% 6.3% 6.1% Weighted Average Maturity 7 years 7 years 10 years 10 years 9 years Weighted Average Principal Balance (2) $ 0.6 $ 0.8 $ 0.5 $ 0.5 $ 0.5 Percentage of loans fixed / floating 66% / 34% 61% / 39% 48% / 52% 47% / 53% 45% / 55% Percentage of fixed, match funded (3) 51.6% 51.6% 61.0% 44.6% 52.3% Percentage of loans performing / non-performing 98% / 2% 95% / 5% 98% / 2% 98% / 2% 98% / 2% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019

RESIDENTIAL MORTGAGE BANKING –S EGMENT SNAPSHOT 11 1) $ in millions. Represents activity during the quarter. 2) Represents fully committed amounts • MSR portfolio of approximately $8.2 billion in UPB, up 2% compared to Q3 • Fair market value of $91.2 million • Originations of $586.3 million(2) • Loan sales of $601.6 million • Origination pipeline of $566.8 million residential agency loans (2), including $373.8 million of 2020 fundings $7.5 $7.6 $7.8 $8.0 $8.2 $7.0 $7.3 $7.5 $7.8 $8.0 $8.3 $8.5 MSR PORTFOLIO (UPB IN $ BILLIONS) CURRENT QUARTER HIGHLIGHTS Fair Q4' 18 Q1' 19 Q2' 19 Q3' 19 Q4' 19 Value ($ mm) $ 93.1 $ 88.2 $ 85.7 $ 84.6 $ 91.2 Portfolio Metrics (quarterly activity) Unpaid principal balance (1) $ 369.1 $ 344.4 $ 518.2 $ 656.8 $ 586.3 % of Originations - Purchased 76.7% 74.3% 74.0% 60.5% 54.7% % of Originations - Refinanced 23.3% 25.7% 26.0% 39.5% 45.3% Channel - % Correspondent 38.2% 34.5% 36.4% 33.6% 37.9% Channel - % Retail 44.0% 47.2% 45.7% 50.9% 46.8% Channel - % Wholesale 17.8% 18.2% 17.9% 15.5% 15.3% Unpaid principal balance (1) $ 382.7 $ 326.5 $ 492.1 $ 631.9 $ 601.6 % of UPB - Fannie/ Freddie securitizations 62.8% 68.4% 69.7% 69.7% 66.6% % of UPB - Ginnie Mae securitizations 25.8% 24.6% 22.4% 25.1% 26.8% % of UPB - Other investors 11.5% 7.0% 7.9% 5.2% 6.6% Q3 2019 Q4 2019 Originations Sales Q4 2018 Q1 2019 Q2 2019

DIVERSIFIED, COMPLEMENTARY, AND SCALABLE PLATFORMS (1) Assets include loans, MBS, servicing assets, JV investments, real estate owned, and purchased future receivables. (2) Represents 2019 YTD amounts, based on Core Earnings, which includes interest income, accretion of discount, MSR creation, income from unconsolidated joint ventures, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis. (3) 12 PORTFOLIO BREAKDOWN(1) EARNINGS BREAKDOWN(2) Acquisitions 27% SBC Originations - Fixed rate 27% SBC Originations - Bridge 23% SBC Originations - Freddie Mac 2% SBA Originations, Acquisitions, & Servicing 16% Residential Mortgage Banking 5% Acquisitions 29% SBC Originations -Fixed rate 11% SBC Originations - Bridge 27% SBC Originations - Freddie Mac 9% SBA Originations, Acquisitions, & Servicing 14% Residential Mortgage Banking 10%

LOAN PORTFOLIO COMPOSITION AS OF DECEMBER 31, 2019(1)(2) Geographic Location Lien Position (1) As a percent of unpaid principal balance (2) Excludes loans held-for-sale, at fair value (3) Collateral Type SBA Collateral Type 13 California 17% Texas 15% Florida 9% New York 8% Illinois 5% Other 46% First Mortgage 98% Subordinated Mortgage 1% Other 1% SBA 18% Multi-Family 27% Retail 17% Office 13% Mixed use 10% Other 15% Physicians Offices 14% Child Day Care Services 8% Lodging 6% Hotels, Motels & Tourist Courts 12% Restaurants 6% Other 54%

CAPITAL STRUCTURE ► Completed public offering of 6.0 million shares of common stock in December 2019; an additional 0.9 million shares of common stock in January 2020 ► Completed $45.0 million issuance of 6.2% corporate baby bonds in November 2019, at a yield-to-maturity of 6.0% ► Q4 closing of $430.7 million securitization of fixed-rate SBC loans ► Q4 closing of $131.0 million securitization of SBA loans 14 Funding Mix Total Debt + Equity CURRENT SOURCES OF FUNDING HISTORICAL CAPITAL STRUCTURE Total Debt + Equity ($M) Funding Mix $2,641 $3,088 $3,642 $3,915 $4,290 Convertible Notes $ 115.0 7.0% 7.0% Senior Secured Notes $ 180.0 7.5% 7.0% Baby Bonds $ 149.5 6.3% 6.2% Total $ 444.5 7.0% 6.7% Principal Balance Coupon YTM Corporate Financing (in $M) 21% 25% 21% 19% 20% 4% 4% 3% 3% 3% 9% 7% 6% 7% 8% 32% 27% 27% 34% 28% 34% 37% 43% 37% 42% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Stockholders Equity Convertible senior notes Senior secured notes and Corporate debt Credit facilities and repurchase agreements Securitized debt obligations

FINANCING AND LEVERAGE 15 2.1x 1.6x 1.8x 2.3x 1.9x 3.7x 3.1x 3.9x 4.3x 4.1x - 1.0 2.0 3.0 4.0 5.0 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Historical Leverage Recourse Total HISTORICAL LEVERAGE Total Debt-to-Equity Ratio Secured borrowings (warehouse credit facilities and borrowings under repo transactions) $ 1,189 Securitized debt obligations 1,815 Senior secured notes and corporate bonds 329 Convertible notes 111 Total Debt $3,444 Total Stockholders' Equity $845 Total debt-to-equity ratio 4.1 Total recourse debt-to-equity ratio Total Debt $ 3,444 Less: Securitized debt obligations (1,815) Total recourse debt $1,629 Total Stockholders' Equity $845 Total recourse debt-to-equity ratio 1.9 12/31/2019 (in millions)

CREDIT AND REPURCHASE FACILITIES

Lender	Asset Class	Maturity	Pricing	Facility Size (1)	Carrying Value (1)	Available Capacity (1)
Borrowings under credit facilities						
JPMorgan	Acquired loans, SBA loans	Aug-2020	1ML + 2.00 to 2.50%	$ 250,000	$ 88,972	$ 161,028
Keybank	Freddie Mac loans	Feb-2020	1ML + 1.50%	125,000	21,513	103,487
East West Bank	SBA loans	Jul-2020	Prime - 0.821 to + 0.29%	50,000	13,294	36,706
Credit Suisse[2]	Acquired loans (non USD)	Dec-2021	Euribor + 2.50%	224,500	37,646	186,854
GMFS facilities	Residential loans	Apr-2020 - Nov-2020	Various	290,000	130,139	159,861
GMFS - MSR	Residential MSRs	Sep-2023	1ML + 2.50%	50,000	39,900	10,100
Other - various	Various	Jan-2021 - Jun-2021	Various	65,899	48,739	17,160
Total Borrowings under credit facilities				**$ 1,055,399**	**$ 380,203**	**$ 675,196**
Borrowings under repurchase agreements						
Citibank	Fixed rate, Transitional, Acquired loans	Aug-2020	1ML + 1.875 to 2.125%	$ 500,000	$ 141,356	$ 358,644
Deutsche Bank	Fixed rate, Transitional loans	Nov-2021	3ML + 2.00 to 2.40%	425,000	250,466	174,534
JPMorgan	Transitional loans	Feb-2020	1ML + 2.25 to 4.00%	275,000	124,718	150,282
Various	MBS	Apr-2020	Various	292,649	292,649	-
Total Borrowings under repurchase agreements				**$ 1,492,649**	**$ 809,189**	**$ 683,460**
Total Secured Borrowings				**$ 2,548,048**	**$ 1,189,392**	**$ 1,358,656**

READY CAPITAL.

(1) $ in thousands
(2) Commitment size is €200.0 million, but has been converted for purposes of this disclosure.

16

READY CAPITAL SNAPSHOT ($ amounts in thousands, except per share data)

Investment Type	Average Carrying Value[1]		Gross Yield[2]	Average Debt Balance		Debt Cost [3]	Levered Yield
Loan Acquisitions	$	1,072,225	6.1%	$	815,634	4.0%	12.6%
SBC Originations	$	2,350,042	6.4%	$	1,776,658	4.5%	12.0%
SBA Originations, Acquisitions, & Servicing	$	259,935	18.8%	$	180,543	4.8%	50.6%
Total	**$**	**3,682,202**	**7.1%**	**$**	**2,772,835**	**4.4%**	**15.6%**

Book Equity Value Metrics		
Common Stockholders' equity	$	825,412
Common Stockholders' equity (adjusted)[5]	$	823,966
Total Common Shares outstanding		51,127,326
Net Book Value per Common Share	$	16.14
Adjusted Net Book Value per Common Share	$	16.12

Loan Portfolio Metrics [4]	
% Fixed vs Floating Rate	44.1% / 55.9%
% Originated vs Acquired	66.8% / 33.2%
Weighted Average LTV - SBC	61%
Weighted Average LTV - SBA	83%
Weighted Average LTV - Acquired	43%

Q4 2019 Earnings Data Metrics		
Net income | Core earnings		$ 20,936 | $ 20,965
Earnings per share - Basic and diluted	$	0.43
Core Earnings per Common Share	$	0.43
Return on Equity per Common Share		10.9%
Core Return on Equity per Common Share		10.9%
Dividend Yield		10.4%

Servicing Portfolio Metrics		
SBA servicing rights - UPB	$	568,017
SBA servicing rights- carrying value	$	17,660
Freddie Mac servicing rights - UPB	$	1,167,476
Freddie Mac servicing rights - carrying value	$	13,135
Residential servicing rights - UPB	$	8,164,604
Residential servicing rights - carrying value	$	91,174

1) Average carrying value includes average quarterly carrying value of loan and servicing asset balances
2) Gross yields include interest income, accretion of discount, MSR creation, income from our unconsolidated joint venture, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis.
3) The Company finances the assets included in the Investment Type through securitizations, repurchase agreements, warehouse facilities and bank credit facilities. Interest expense is calculated based on interest expense and deferred financing amortization for the quarter ended 12/31/2019 on an annualized basis.
4) Excludes loans, held for sale, at fair value
5) Excludes the equity component of our 2017 convertible note issuance.

READY CAPITAL.

17

APPENDIX 18

PER SHARE FINANCIAL PERFORMANCE BY QUARTER 19 ► Adjusted net book value of $16.12 per common share as of December 31, 2019 Per Share Trends $0.30 $0.90 $0.25 $0.27 $0.43 $0.34 $0.34 $0.37 $0.40 $0.43 $0.40 $0.40 $0.40 $0.40 $0.40 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Earnings Core earnings Dividends declared

Balance Sheet by Quarter

(In Thousands)	12/31/2018	3/31/2019	6/30/2019	9/30/2019	12/31/2019
Assets					
Cash and cash equivalents	$ 54,406	$ 47,597	$ 41,925	$ 52,727	$ 67,928
Restricted cash	28,921	29,979	38,019	45,303	51,728
Loans, net	1,193,392	1,057,023	1,002,676	1,380,359	1,727,984
Loans, held for sale, at fair value	115,258	115,778	177,507	203,110	188,077
Mortgage backed securities, at fair value	91,937	91,435	99,407	96,181	92,466
Loans eligible for repurchase from Ginnie Mae	74,180	73,057	69,101	71,528	77,953
Investment in unconsolidated joint venture	33,438	39,025	47,551	55,663	58,850
Purchased future receivables, net	—	—	—	—	43,265
Derivative instruments	2,070	2,483	3,670	4,181	2,814
Servicing rights	120,062	115,652	114,761	114,480	121,969
Real estate acquired in settlement of loans	7,787	75,517	65,834	60,807	58,573
Other assets	64,335	69,604	71,162	77,553	106,925
Assets of consolidated VIEs	1,251,057	1,561,864	2,108,710	1,961,127	2,378,486
Total Assets	**$ 3,036,843**	**$ 3,279,014**	**$ 3,840,323**	**$ 4,123,019**	**$ 4,977,018**
Liabilities					
Secured borrowings	834,547	848,225	988,868	1,315,534	1,189,392
Securitized debt obligations of consolidated VIEs, net	905,367	1,140,919	1,567,113	1,465,539	1,815,154
Convertible notes, net	109,979	110,241	110,506	110,773	111,040
Senior secured notes and Corporate notes, net	227,327	227,608	227,881	283,630	329,275
Guaranteed loan financing	229,678	34,047	28,445	25,571	485,461
Contingent consideration	1,207	—	—	—	—
Liabilities for loans eligible for repurchase from Ginnie Mae	74,180	73,057	69,101	71,528	77,953
Derivative instruments	3,625	3,392	9,032	11,906	5,250
Dividends payable	13,346	13,396	18,292	18,292	21,302
Accounts payable and other accrued liabilities	73,512	67,240	73,679	81,235	97,407
Total Liabilities	**$ 2,472,768**	**$ 2,518,125**	**$ 3,092,917**	**$ 3,384,008**	**$ 4,132,234**
Stockholders' Equity					
Common stock	3	4	4	4	5
Additional paid-in capital	540,478	720,680	720,812	720,823	822,837
Retained earnings	5,272	21,790	14,914	9,173	8,746
Accumulated other comprehensive loss	(922)	(1,328)	(7,703)	(10,253)	(6,176)
Total Ready Capital Corporation equity	544,831	741,146	728,027	719,747	825,412
Non-controlling interests	19,244	19,743	19,379	19,264	19,372
Total Stockholders' Equity	**$ 564,075**	**$ 760,889**	**$ 747,406**	**$ 739,011**	**$ 844,784**
Total Liabilities and Stockholders' Equity	**$ 3,036,843**	**$ 3,279,014**	**$ 3,840,323**	**$ 4,123,019**	**$ 4,977,018**
Adjusted Book Value per Share	**$ 16.91**	**$ 16.65**	**$ 16.35**	**$ 16.16**	**$ 16.12**

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STATEMENT OF INCOME BY QUARTER 21 (1) Certain balances have been reclassified to match current period presentation (In thousands, except share data) Interest income $ 46,204 $ 48,753 $ 57,034 $ 59,723 $ 64,406 Interes t expense (31,240) (35,775) (35,753) (39,390) (40,962) Net interest income before provision for loan losses $ 14,964 $ 12,978 $ 21,281 $ 20,333 $ 23,444 Provision for loan losses (1,131) (518) (1,348) (693) (1,125) Net interest income after provision for loan losses $ 13,833 $ 12,460 $ 19,933 $ 19,640 $ 22,319 Non-interest income Residential mortgage banking activities $ 11,561 $ 14,587 $ 21,021 $ 29,013 $ 18,918 Net realized gain on financial instruments 10,610 7,282 6,255 7,377 8,044 Net unrealized gain (loss) on financial instruments (11,112) (6,912) (7,006) (7,881) 3,009 Servicing income, net of amortization and impairment 7,116 6,752 7,811 7,449 8,653 Income on purchased future receivables, net — — — — 2,362 Income on unconsolidated joint venture 2,728 2,929 2,083 1,047 29 Other income 1,222 900 2,792 2,979 4,407 Gain on bargain purchase — 30,728 — — — Total non-interest income $ 22,125 $ 56,266 $ 32,956 $ 39,984 $ 45,422 Non-interest expense Employee compensation and benefits (12,847) (11,448) (12,509) (13,438) (13,842) All ocate d emp loyee compensat ion an d bene fits f rom re late d party (600) (853) (1,250) (1,500) (1,870) Variable expenses on residential mortgage banking activities (4,108) (9,176) (13,501) (17,318) (11,765) Professional fees (420) (1,829) (1,586) (2,030) (1,989) Management fees – related party (2,058) (1,997) (2,495) (2,495) (2,591) Incentive fees – related party (467) — — — (106) Loan servicing expense (3,442) (3,648) (4,571) (4,866) (4,891) ORM merger expenses — (5,467) (603) (51) (1,629) Other operating expenses (5,267) (6,861) (8,085) (8,144) (10,070) Total non-interest expense $ (29,209) $ (41,279) $ (44,600) $ (49,842) $ (48,753) Income before provision for income taxes $ 6,749 $ 27,447 $ 8,289 $ 9,782 $ 18,988 Provision for income (taxes) benefit 2,737 3,003 2,956 2,645 1,948 Ne t incom e $ 9,486 $ 30,450 $ 11,245 $ 12,427 $ 20,936 Less: Net income attributable to non-controlling interest 309 983 276 323 508 Net income attributable to Ready Capital Corporation $ 9,177 $ 29,467 $ 10,969 $ 12,104 $ 20,428 Earnings per common share - basic $0.30 $ 0.90 $ 0.25 $ 0.27 $ 0.43 Earn ings per common s h are - dil u te d $0.30 $ 0.90 $ 0.25 $ 0.27 $ 0.43 Weighted-average shares outstanding - Basic 32,122,503 32,556,875 44,425,598 44,438,652 46,446,573 Weighted-average shares outstanding - Diluted 32,138,712 32,563,644 44,431,263 44,467,801 46,482,470 Dividends declared per share of common stock $0.40 $ 0.40 $ 0.40 $ 0.40 $ 0.40 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019

Core Earnings Reconciliation by Quarter

(In Thousands)		Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019
Net Income	$	9,486	$	30,450	$	11,245	$	12,427	$	20,936
Reconciling items:										
Unrealized (gain) loss on mortgage servicing rights	$	2,171	$	7,128	$	6,339	$	7,582	$	(2,482)
Gain on bargain purchase		—		(30,728)		—		—		—
Merger transaction costs		—		5,467		603		51		1,938
Non-recurring expenses		—		726		67		—		—
Unrealized (gain) loss on mortgage-backed securities		226		14		106		85		29
Total reconciling items	$	2,397	$	(17,393)	$	7,115	$	7,718	$	(515)
Core earnings before income taxes	$	11,883	$	13,057	$	18,360	$	20,145	$	20,421
Income tax adjustments		(547)		(1,782)		(1,585)		(1,896)		544
Core earnings	**$**	**11,336**	**$**	**11,275**	**$**	**16,775**	**$**	**18,249**	**$**	**20,965**
Less: Core earnings attributable to non-controlling interests	$	369	$	364	$	412	$	474	$	509
Less: Income attributable to participating shares		57		82		79		79		413
Core earnings attributable to Common Stockholders	$	10,910	$	10,829	$	16,284	$	17,696	$	20,043
Core earnings per share	**$**	**0.34**	**$**	**0.34**	**$**	**0.37**	**$**	**0.40**	**$**	**0.43**
Weighted average common shares outstanding		32,122,503		32,556,875		44,425,598		44,438,652		46,446,573

We believe that providing investors with Core Earnings, a non-U.S. GAAP financial measure, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in our financial and operational decision-making. However, because Core Earnings is an incomplete measure of our financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, our net income as a measure of our financial performance. In addition, because not all companies use identical calculations, our presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

We calculate Core Earnings as GAAP net income (loss) excluding the following:

i) any unrealized gains or losses on certain MBS
ii) any realized gains or losses on sales of certain MBS
iii) any unrealized gains or losses on Residential MSRs
iv) one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses

In calculating Core Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by us in the secondary market, but is not adjusted to exclude unrealized gains and losses on MBS retained by us as part of our loan origination businesses, where we transfer originated loans into an MBS securitization and retain an interest in the securitization. In calculating Core Earnings, we do not adjust Net Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of our loan origination businesses because we consider the unrealized gains and losses that are generated in the loan origination and securitization process to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of our historical loan originations. In calculating Core Earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-core. Certain MBS positions are considered to be non-core due to a variety of reasons which may include collateral type, duration, and size. In addition, in calculating Core Earnings, Net Income (in accordance with GAAP) is adjusted to exclude unrealized gains or losses on Residential MSRs, held at fair value. We treat our commercial MSRs and Residential MSRs as two separate classes based on the nature of the underlying mortgages and our treatment of these assets as two separate pools for risk management purposes. Servicing rights relating to our small business commercial business are accounted for under ASC 860, *Transfer and Servicing*, while our residential MSRs are accounted for under the fair value option under ASC 825, *Financial Instruments*. In calculating Core Earnings, we do not exclude realized gains or losses on either commercial MSRs or residential MSRs, held at fair value, as servicing income is a fundamental part of our business and is an indicator of the ongoing performance.

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